Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-284662

Prospectus Supplement

To the Prospectus Dated February 3, 2025

Up to $50,000,000

Common Stock

We have entered into an equity distribution agreement, dated February 27, 2026 (the “Equity Distribution Agreement”), with Piper Sandler & Co. (the “Distribution Agent” or “Piper Sandler”), relating to the sale of shares of our common stock, par value $0.01 per share (our “common stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Equity Distribution Agreement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $50 million through Piper Sandler, acting as our distribution agent.

Sales of the shares of our common stock to which this prospectus supplement and the accompanying base prospectus relate, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market (“Nasdaq”), or otherwise at market prices prevailing at the time of sale (which may be deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”)) or negotiated transactions, or as otherwise agreed with the Distribution Agent, including in block transactions or any other method permitted by law. The offering of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the Equity Distribution Agreement and (2) the termination of the Equity Distribution Agreement, pursuant to its terms, as permitted therein. The Distribution Agent is not required to sell any specific amount of securities but will act as distribution agent using commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed upon terms between the Distribution Agent and us.

The Distribution Agent will be entitled to compensation of up to 2.50% of the gross proceeds from the sale of the shares of our common stock sold through the Distribution Agent pursuant to the Equity Distribution Agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of our common stock on our behalf, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Distribution Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on Nasdaq under the symbol “BWB.” The last reported sale price of our common stock on Nasdaq on February 23, 2026 was $18.63 per share. You are urged to obtain current market prices of our common stock.

Investing in our common stock involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, the risks described in “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus, and under similar headings in other documents filed with the U.S. Securities and Exchange Commission (the “SEC”) after the date hereof and incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The shares of our common stock offered pursuant to this prospectus supplement and the accompanying base prospectus have not been approved or disapproved by the SEC, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), or any state securities commission or other regulatory authority nor has the SEC, any state securities commission or other regulatory authority passed upon the accuracy or adequacy of this prospectus supplement and the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Shares of our common stock to be offered and sold pursuant to this prospectus supplement and the accompanying base prospectus will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

The date of this prospectus supplement is February 27, 2026.

Prospectus Supplement

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About this Prospectus Supplement

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf registration” process and relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” below. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) the first part of this document is this prospectus supplement, which describes the specific terms of this offering and certain other matters and adds to, and updates, information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus; and (2) the second part of this document is the accompanying base prospectus, including the documents incorporated by reference therein, which provides more general information about us and the common stock offered by this prospectus supplement and the accompanying base prospectus. Generally, when we refer to the “prospectus”, we are referring to this prospectus supplement and the accompanying base prospectus combined as one document. To the extent the information in the prospectus supplement differs from the information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We are not, and the Distribution Agent is not, making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Distribution Agent, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the Distribution Agent has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. The information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference is accurate only as of their respective dates and, except as required by law, we are not obligated, and do not intend to, update or revise such documents as a result of new information, future events or otherwise. Our business, financial condition, results of operations, and prospects may have changed since the date of those respective documents. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” contained in both the accompanying base prospectus and this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

All references to “Bridgewater Bancshares, Inc.,” “Bridgewater,” “the Company,” “we,” “our,” “us” and similar terms refer to Bridgewater Bancshares, Inc., a Minnesota corporation, and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. References to “Bank” refer to Bridgewater Bank, our wholly-owned banking subsidiary. Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. We also maintain an Internet site at investors.bridgewaterbankmn.com at which there is additional information about our business, however the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Bridgewater Bancshares, Inc., 4450 Excelsior Boulevard, Suite 100, St. Louis Park, Minnesota 55416, Attention: Secretary, telephone: (952) 893-6868.

This prospectus is part of a registration statement on Form S-3 (File No. 333-284662) that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and may be obtained from the SEC or us, as noted above.

Incorporation of Certain Information by Reference

The SEC’s rules allow us to incorporate by reference into this prospectus information and reports that we file with the SEC. This means that we may disclose important information to you by referring you to another document that we filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This prospectus incorporates by reference the documents which are listed below that the Company has previously filed with the SEC. These documents contain important information about the Company, including our business, financial condition and results of operations. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
●	our Current Reports on Form 8-K filed with the SEC on January 27, 2026; and
●	the description of our securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), included in our Registration Statement on Form 8-A, filed on March 5, 2018 (as amended by the description of our securities contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023), including any further amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of filing of our registration statement containing the accompanying base prospectus and prior to the termination of the offering and the filing of a post-effective amendment to our registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any documents incorporated by reference herein.

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We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Bridgewater Bancshares, Inc.

Attention: Secretary

4450 Excelsior Boulevard, Suite 100

St. Louis Park, Minnesota 55416

Telephone number: (952) 893-6868

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Special Note Regarding Forward-Looking Statements

This prospectus supplement, including the information incorporated by reference into this prospectus supplement, contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be identified by use of words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	interest rate risk, including the effects of changes in interest rates;
●	effects on the U.S. economy resulting from actions taken by the federal government, including the threat or implementation of tariffs, immigration enforcement and changes in foreign policy;
●	fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates;
●	business and economic conditions generally and in the financial services industry, nationally and within our market area, including the level and impact of inflation, and future monetary policies of the Federal Reserve and executive orders in response thereto, and possible recession;
●	credit risk and risks from concentrations (including by type of borrower, geographic area, collateral and industry) within the Company’s loan portfolio or large loans to certain borrowers (including CRE loans);
●	the overall health of the local and national real estate market;
●	our ability to successfully manage credit risk;
●	our ability to maintain an adequate level of allowance for credit losses on loans;
●	new or revised accounting standards as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, Securities and Exchange Commission or Public Company Accounting Oversight Board;
●	the concentration of large deposits from certain clients, including those who have balances above current Federal Deposit Insurance Corporation insurance limits;
●	our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds;

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●	our ability to raise additional capital to implement our business plan;
●	our ability to implement our growth strategy and manage costs effectively;
●	the composition of our senior leadership team and our ability to attract and retain key personnel;
●	talent and labor shortages and employee turnover;
●	the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud;
●	interruptions involving our information technology and telecommunications systems or third-party servicers;
●	competition in the financial services industry, including from nonbank competitors such as credit unions, “fintech” companies and digital asset service providers;
●	the effectiveness of our risk management framework;
●	rapid technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequence to us and our customers, including the development and implementation of tools incorporating artificial intelligence;
●	the commencement, cost and outcome of litigation and other legal proceedings and regulatory actions against us;
●	the impact of recent and future legislative and regulatory changes, domestic or foreign;
●	risks related to climate change and the negative impact it may have on our customers and their businesses;
●	the imposition of tariffs or other governmental policies impacting the global supply chain and the value of products produced by our commercial borrowers;
●	severe weather, natural disasters, wide spread disease or pandemics, acts of war, military conflicts, or terrorism, changes in foreign relations, or other adverse external events, including ongoing conflicts in the Middle East, the Russian invasion of Ukraine and recent military activities in Venezuela;
●	potential impairment to the goodwill the Company recorded in connection with acquisitions;
●	risks associated with our integration of First Minnetonka City Bank, including the possibility that the merger may be more difficult or expensive to integrate than anticipated, and the effect of the merger on the Company’s customer and employee relationships and operating results;
●	changes to U.S. or state tax laws, regulations and governmental policies concerning the Company’s general business, including changes in interpretation or prioritization of such rules and regulations;
●	the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks;
●	and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

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We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as the other cautionary statements made in this prospectus and our other periodic and current reports filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to or incorporated by reference herein, the dates of those documents. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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Prospectus Supplement Summary

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information from this prospectus supplement and the accompanying base prospectus to help you understand this offering of our common stock. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this prospectus supplement and the accompanying base prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of our common stock as well as the other considerations that are important to you in making a decision about whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2025, and the other documents incorporated by reference into this prospectus, before you determine whether an investment in our common stock is appropriate for you.

Bridgewater Bancshares, Inc.

Bridgewater is a Minnesota corporation and financial holding company with one wholly-owned subsidiary: Bridgewater Bank. The Bank has two wholly-owned subsidiaries: BWB Holdings, LLC, which was formed for the purpose of holding repossessed property; and Bridgewater Investment Management, Inc., which was formed for the purposes of holding certain municipal securities and engaging in municipal lending activities. The Bank has nine full-service offices located in Bloomington, Greenwood, Minneapolis (2), Minnetonka, Lake Elmo, St. Louis Park, Orono, and St. Paul, Minnesota.

Bridgewater is headquartered in St. Louis Park, Minnesota, a suburb located approximately five miles southwest of downtown Minneapolis. The Bank was established in 2005 as a de novo bank by a group of industry veterans and local business leaders committed to serving the diverse needs of commercial real estate investors, small business entrepreneurs, and high net worth individuals located or investing in the Minneapolis-St. Paul-Bloomington Metropolitan Statistical Area. Bridgewater’s primary activities consist of holding the stock of the Bank, and providing a wide range of banking and related business activities through the Bank and its other subsidiaries. At December 31, 2025, we had total assets of approximately $5.4 billion, total gross loans of approximately $4.3 billion, total deposits of approximately $4.3 billion, and total shareholders’ equity of approximately $517.1 million.

The Bank offers a full array of simple, quality loan and deposit products primarily for commercial clients. The Bank focuses primarily on commercial lending, consisting of loans secured by nonfarm, nonresidential properties, loans secured by multifamily residential properties, construction loans, land development loans and commercial and industrial loans. At this time, the Bank does not operate any non-depository business lines such as mortgage, wealth management or trust.

Our principal executive office is located at 4450 Excelsior Boulevard, Suite 100, St. Louis Park, Minnesota 55416, and our telephone number at that address is (952) 893-6868.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Our website address is investors.bridgewaterbankmn.com. Information found on or accessible through our website is not a part of, and is not incorporated into and shall not be deemed to be part of, this prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “BWB.”

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common stock offered hereby, see the “Description of Capital Stock” section of the accompanying base prospectus.

Issuer:	Bridgewater Bancshares, Inc., a Minnesota corporation.

Securities offered by us:	Shares of our common stock having an aggregate offering price of up to $50 million.

Common stock outstanding prior to this offering:	27,824,565 shares of common stock issued and outstanding as of February 23, 2026.

Trading Market	Our common stock is traded on The Nasdaq Capital Market.

Nasdaq symbol:	“BWB”

Manner of offering:	“At-the-market” offering that may be made from time to time through Piper Sandler, as the Distribution Agent. See “Plan of Distribution” on page S-8 for more information.

Use of proceeds:

The net proceeds of the offering will be used for general corporate purposes, which may include, without limitation, contribution to the capital of the Bank, to support its lending activities and growth. Allocations of the net proceeds from this offering for specific purposes have not been made as of the date of this prospectus supplement. The precise amounts and timing of the application of any net proceeds will depend upon our business operations and funding requirements. See “Use of Proceeds” on page S-7 for more information.

Material U.S. federal income tax consequences for non-U.S. holders:

For a discussion of the material U.S. federal income tax consequences to non-U.S. holders of the ownership and disposition of our common stock, see “Material U.S. Federal Income Tax Consequences to non-U.S. Holders” on page S-10.

Risk factors:

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-3 of this prospectus supplement, the information set forth under the heading “Risk Factors” in Item 1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated into this prospectus by reference, risks we may disclose in future filings from time to time with the SEC, and all other information included in or incorporated by reference into this prospectus before investing in our common stock.

Transfer agent and registrar:	Computershare, Inc.

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully read and consider the risks, uncertainties and assumptions discussed below and in Item 1A, “Risk Factors,” in our most recent annual report on Form 10-K any updated information described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the date of this prospectus supplement, all of which are incorporated by reference in this prospectus. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Special Note Regarding Forward-Looking Statements” section in this prospectus supplement.

Risks Associated With This Offering and Ownership of Our Common Stock

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock would have on the market price of our common stock.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, and the amount and timing of any resulting net proceeds, are uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Distribution Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Distribution Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Distribution Agent. Because the timing of any sales is not known at this time and the price per share of each share sold will fluctuate based on the market price of our common stock during any sales periods, it is not possible at this stage to predict the number of shares that will ultimately be issued or the amount or timing of any net proceeds we may receive.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our senior management will have broad discretion in the application of any net proceeds from this offering. Because of the number and variability of factors that will determine the amount and use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our senior management might not apply our net proceeds in ways that ultimately increase the value of your investment. While we expect to use the net proceeds from this offering as described under “Use of Proceeds” on page S-7, we are not obligated to do so. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds in ways that enhance shareholder value, we may fail to achieve expected financial results, which could adversely affect our business, financial condition and results of operations, and cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We may issue additional equity securities or engage in other transactions which could dilute our book value or affect the priority of our common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock, preferred stock or other securities. Because our decision to issue securities in any future offering will depend on market conditions and other factors, some of which are beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be effected. Such offerings could be dilutive to holders of our common stock. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current holders of our common stock. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. If we raise additional capital by making additional offerings of debt or preferred equity securities, upon our liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

The price of our common stock may fluctuate significantly, which may make it difficult for investors to resell shares of our common stock at a time or price they find attractive.

The market price of our common stock may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Special Note Regarding Forward-Looking Statements,” these factors include, among others:

●	actual or anticipated quarterly fluctuations in our operating results, financial condition or asset quality;
●	changes in financial estimates or the publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;
●	failure to meet analysts’ revenue or earnings estimates;
●	fluctuations in the stock price and operating results of our competitors or other companies that investors deem comparable to us;
●	future sales of our common stock or other securities;
●	reports in the press or investment community generally relating to our reputation or the financial services industry;
●	failure to identify and successfully consummate acquisitions, integrate acquisitions or realize anticipated benefits from acquisitions; and
●	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results.

The trading volume in our common stock is less than that of other larger financial services companies.

Although our common stock is listed for trading on Nasdaq, the trading volume for our common stock is low relative to other larger financial services companies, and you are not assured liquidity with respect to transactions in our common stock. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.

Our common stock is equity and is therefore subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our existing and future indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of any preferred stock we may issue, including shares of our 5.875% Non-Cumulative Perpetual Preferred Stock, Series A, currently outstanding. Our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock. Furthermore, our right to participate in a distribution of assets upon the liquidation or reorganization of the Bank or other subsidiaries would be subject to the prior claims of such subsidiary’s creditors.

An investment in our common stock is not a deposit insured by the Federal Deposit Insurance Corporation (“FDIC”).

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is also subject to the market forces that affect the price of common stock of any company. As a result, if you invest in our common stock, you may lose some or all of your investment.

We do not intend to pay cash dividends on our common stock in the foreseeable future. Consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. We expect that we will retain all earnings, if any, for operating capital, and we do not expect our board of directors to declare any dividends on our common stock in the foreseeable future. Even if we have earnings in an amount sufficient to pay cash dividends, our board of directors may decide to retain earnings for the purpose of funding growth. We cannot assure you that cash dividends on our common stock will ever be paid. You should not purchase shares of common stock offered hereby if you need or desire dividend income from this investment.

In addition, we are a financial holding company, and our ability to declare and pay dividends is dependent on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank and financial holding companies should generally pay dividends on capital stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition.

Our liquidity is dependent on dividends from the Bank.

The Company is a legal entity separate and distinct from the Bank, whose primary source of funds consists of dividends from the Bank. Various federal and state laws and regulations limit the amount of dividends that the Bank may pay to the Company. For example, Minnesota law only permits a bank to pay dividends if it has established a surplus fund equal to or more than 20% of the bank’s capital stock and if the dividends will not reduce the bank’s capital, undivided profits and reserves below specific requirements. Also, the Company’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event the Bank is unable to pay dividends to us, we may not be able to service any debt we may incur, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Ownership of our common stock may require regulatory approval or result in adverse regulatory consequences.

We are a financial holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act of 1956, as amended (the “BHC Act”), owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.

Any individual, acting alone or with other individuals, who is seeking to acquire, directly or indirectly, 10.0% or more of our outstanding common stock must comply with the Change in Bank Control Act (the “CBC Act”), which requires prior notice to and a nonobjection from the Federal Reserve for any acquisition. Additionally, any entity that wants to acquire 5.0% or more of our outstanding common stock, or otherwise control us, may need to obtain the prior approval of the Federal Reserve under the BHC Act. As a result, prospective investors in our common stock need to be aware of and comply with those requirements, to the extent applicable.

These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our shareholders might otherwise receive a premium over the market price of our shares.

Under either the BHC Act and the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

Risks Relating to Our Business

For a discussion of risks relating to our business and operations, including risks relating to credit and interest rates, the economy and our operations and strategy, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, any updated information described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the date of this prospectus supplement, all of which are incorporated by reference in this prospectus.

The risks and uncertainties we have described above and those incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks, or changes in management’s assumptions in evaluating the risks we face, might cause you to lose all or part of your investment in our common stock.

Use of Proceeds

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement with Piper Sandler as a source of financing.

We expect to use the net proceeds from the sale of the securities in this offering for our general corporate purposes, which may include, among other purposes, contribution to the Bank, to support its lending, investing and other banking activities, and/or to repay indebtedness and to support or fund acquisitions and other strategic initiatives and activities permissible for bank holding companies.

Plan of Distribution

We have entered into the Equity Distribution Agreement with Piper Sandler, under which we may offer and sell up to $50,000,000 of shares of our common stock from time to time through Piper Sandler acting as Distribution Agent. Sales of shares of our common stock, if any, under this prospectus will be made by the Distribution Agent by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. In addition, with our prior consent and subject to the terms we may establish, the Distribution Agent may also sell the common stock by any other method permitted by law, including privately negotiated transactions.

Each time we wish to issue and sell our shares of common stock under the Equity Distribution Agreement, we will notify the Distribution Agent of the number of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Piper Sandler, unless Piper Sandler declines to accept the terms of such notice, Piper Sandler has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the Equity Distribution Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Distribution Agent generally will occur on the first full trading day following the date on which the sale was made. Sales of shares of our common stock in the offering generally will be settled through the facilities of The Depository Trust Company or by such other means as we and the Distribution Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

For its services as Distribution Agent, we will pay Piper Sandler a commission of up to 2.50% of the gross proceeds from the sale of the shares of our common stock sold through the Distribution Agent pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Piper Sandler for certain reasonable and documented fees and expenses of its legal counsel in an amount not to exceed $80,000 in connection with the establishment of this “at the market offering” program in addition to certain ongoing disbursements of its legal counsel. In accordance with the Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $150,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of the shares.

Piper Sandler will provide written confirmation to us no later than the open of Nasdaq on the trading day immediately following each day on which our shares of common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the volume-weighted average price of the shares sold, the compensation payable by us to Piper Sandler pursuant to the Equity Distribution Agreement with respect to such sales and the proceeds to us of such shares, net of the sales commission.

In connection with the sale of our shares of common stock on our behalf, Piper Sandler may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Piper Sandler may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement, pursuant to its terms, as permitted therein. We and Piper Sandler may each terminate the Equity Distribution Agreement at any time upon specified prior notice.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act, and incorporated by reference in this prospectus supplement.

Piper Sandler and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us, for which services they have received, and may in the future receive, customary fees. In the course of its business, Piper Sandler may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Piper Sandler may at any time hold long or short positions in such securities. However, neither Piper Sandler nor its affiliates will engage in transactions in our common stock that are intended to stabilize or maintain the market price of our common stock.

This prospectus in electronic format may be made available on a website maintained by Piper Sandler, and Piper Sandler may distribute this prospectus electronically.

Material U.S. Federal Income Tax Consequences to non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock. This discussion is limited to non-U.S. holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally for investment). This summary does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax or any state, local or foreign tax laws or any U.S. federal tax laws other than U.S. federal income tax laws, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as for:

●	certain financial institutions or financial services entities;
●	insurance companies;
●	tax-exempt entities;
●	retirement plans, individual retirement accounts and other tax-deferred accounts;
●	“qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds);
●	dealers in securities or currencies;
●	entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners therein);
●	foreign branches;
●	“controlled foreign corporations;”
●	“passive foreign investment companies;”
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	former citizens or long-term residents of the United States;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	persons subject to the alternative minimum tax, the federal Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code;
●	persons who own, or are deemed to own, more than 5% of our common stock;

●	persons deemed to sell common stock under the constructive sale provisions of the Code;
●	persons that hold our common stock as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated transaction; and
●	partnerships or other pass-through entities or arrangements and investors therein.

You are urged to consult your own tax advisor concerning the U.S. federal income tax consequences of owning and disposing of our common stock, as well as the application of any state, local, foreign income and other tax laws and tax treaties.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.

Distributions on Common Stock

If we pay distributions on shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our Common stock. See “Gain on Dispositions of Common stock.”

Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder on our common stock should generally be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits with respect to our dividends by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or documentation), as applicable, to us or our paying agent prior to the payment of dividends. Such certifications may be required to be updated in certain circumstances. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder may be required to provide appropriate documentation to the agent. Even if our current or accumulated earnings or profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You are urged to consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us or the paying agent with a valid IRS Form W-8ECI properly certifying such exemption prior to the payment of dividends. Such effectively connected dividends are generally taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, a corporate non-U.S. holder may also be subject to branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on such holder’s effectively connected income, subject to certain adjustments.

Gain on Dispositions of Common Stock

Subject to the discussion below on backup withholding and other withholding taxes, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

●	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);
●	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or
●	we are, or become, a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the non-U.S. holder’s holding period for our common stock.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined under U.S. federal tax principles. The tax relating to dispositions of stock in a USRPHC does not apply to a non-U.S. holder whose ownership, actual and constructive, is 5% or less of our common stock at all times during the applicable period, provided that our common stock is regularly traded on an established securities market. No assurance can be provided that our common stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe that we have not been and are not currently, and do not anticipate becoming, a USRPHC. You are urged to consult your own tax advisor about the consequences that could result if we are, or become, a USRPHC.

If any gain from the sale, exchange or other disposition of our common stock is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, a corporate non-U.S. holder may also be subject to branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on such holder’s effectively connected income, subject to certain adjustments.

Backup Withholding and Information Reporting

Any distributions that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of a properly completed IRS Form W-8 should generally satisfy the certification requirements necessary to avoid such additional information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes 30% withholding tax (separate and apart from, but without duplication of, the withholding tax described above) on payments of U.S.-source dividends (including our dividends) to “foreign financial institutions” (including investment funds) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) are met or an exemption applies. Under proposed U.S. Treasury regulations published on December 18, 2018, no FATCA withholding would apply to gross proceeds from the sale or disposition of domestic corporate stock (including our common stock); the preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held can affect the determination of whether FATCA withholding is required. Non-U.S. holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND TREATIES.

Legal Matters

The validity of the shares of the Company’s common stock offered by this prospectus will be passed upon for the Company by Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. The Distribution Agent is being represented in connection with this offering by Alston & Bird LLP of Atlanta, Georgia.

Experts

The consolidated financial statements of Bridgewater Bancshares, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and the effectiveness of Bridgewater Bancshares, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in its reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2025 and incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given its authority as an expert in accounting and auditing.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

Bridgewater Bancshares, Inc. (“we,” “us,” “our” or the “Company”) may offer and sell, at any time and from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $150,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, we will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BWB.” Our depositary shares, each representing a 1/100th ownership interest in a share of our 5.875% Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (“Series A Preferred Stock”), is listed on Nasdaq under the symbol “BWBBP”. On January 29, 2025, the last reported closing sale price of our common stock was $13.70, and the last reported closing sale price of our depositary shares, each representing a 1/100th ownership interest in a share of our Series A Preferred Stock, was $19.37. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

Our principal executive office is located at 4450 Excelsior Boulevard, Suite 100, St. Louis Park, Minnesota 55416, and our telephone number at that address is (952) 893-6868.

i

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” beginning on page 4 of this prospectus, as well as any risk factors included in the applicable prospectus supplement and the risk factors contained in certain of our periodic reports and other information that we file with the Securities and Exchange Commission, which are incorporated by reference herein, and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated , 2025.

ii

Prospectus

iii

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration rules, using this prospectus, together with an applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate offering price of up to $150,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. If anyone provides you with different or additional information, you should not rely on it. Neither we nor anyone else acting on our behalf is making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Special Note Regarding Forward-Looking Statements

This prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement contain statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	interest rate risk, including the effects of changes in interest rates;
●	effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations and tax regulations;
●	fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates;
●	business and economic conditions generally and in the financial services industry, nationally and within our market area, including the level and impact of inflation and possible recession;
●	the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in several bank failures;
●	credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio or large loans to certain borrowers (including CRE loans);
●	the overall health of the local and national real estate market;
●	the ability to successfully manage credit risk;
●	the ability to maintain an adequate level of allowance for credit losses on loans;
●	new or revised accounting standards as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board (“FASB”), SEC or Public Company Accounting Oversight Board (“PCAOB”);
●	the concentration of large deposits from certain clients, including those who have balances above current Federal Deposit Insurance Corporation (“FDIC”) insurance limits;

●	the ability to successfully manage liquidity risk, which may increase the dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds;
●	the ability to raise additional capital to implement our business plan;
●	the ability to implement our growth strategy and manage costs effectively;
●	the composition of our senior leadership team and the ability to attract and retain key personnel;
●	talent and labor shortages and employee turnover;
●	the occurrence of fraudulent activity, breaches or failures of our or our third party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud;
●	interruptions involving our information technology and telecommunications systems or those of third-party servicers;
●	competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies and digital asset service providers;
●	the effectiveness of our risk management framework;
●	the commencement, cost and outcome of litigation and other legal proceedings and regulatory actions against us;
●	the impact of recent and future legislative and regulatory changes, including in response to prior bank failures;
●	risks related to climate change and the negative impact it may have on our clients and their businesses;
●	the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers;
●	severe weather, natural disasters, widespread disease or pandemics, acts of war or terrorism, or other adverse external events, including the ongoing conflicts in the Middle East and the Russian invasion of Ukraine;
●	potential impairment to the goodwill we recorded in connection with acquisitions;
●	the risks associated with our acquisition of First Minnetonka City Bank, including the possibility that the merger may be more difficult or expensive to integrate than anticipated and the effect of the merger on the Company’s customer and employee relationships and operating results;
●	changes to U.S. or state tax laws, regulations and governmental policies concerning our general business, including changes in interpretation or prioritization and changes in response to prior bank failures; and
●	each of the factors and risks identified in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement. In addition, past results of operations are not necessarily indicative of future results. Any forward-looking statement made by us in this prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement is based only on information currently available to us and speaks only as of the date on which it is made. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You should not rely upon forward-looking statements as predictions of future events.

Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, which include those described in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein and therein. Our business, financial condition, results of operations or growth prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

Bridgewater Bancshares, Inc.

The Company is a Minnesota corporation and financial holding company with one wholly-owned subsidiary: Bridgewater Bank (the “Bank”). The Bank has two wholly-owned subsidiaries: BWB Holdings, LLC, which was formed for the purpose of holding repossessed property; and Bridgewater Investment Management, Inc., which was formed for the purposes of holding certain municipal securities and engaging in municipal lending activities. The Bank has nine full-service offices located in Bloomington, Greenwood, Minneapolis (2), Minnetonka (2), St. Louis Park, Orono, and St. Paul, Minnesota.

The Company is headquartered in St. Louis Park, Minnesota, a suburb located approximately 5 miles southwest of downtown Minneapolis. The Bank was established in 2005 as a de novo bank by a group of industry veterans and local business leaders committed to serving the diverse needs of commercial real estate investors, small business entrepreneurs, and high net worth individuals located or investing in the Minneapolis-St. Paul-Bloomington Metropolitan Statistical Area. The Company’s primary activities consist of holding the stock of the Bank, and providing a wide range of banking and related business activities through the Bank and its other subsidiaries. At December 31, 2024, we had total assets of approximately $5.07 billion, total gross loans of approximately $3.87 billion, total deposits of approximately $4.09 billion, and total shareholders’ equity of approximately $457.9 million.

The Company offers a full array of simple, quality loan and deposit products. The Company focuses primarily on commercial lending, consisting of loans secured by nonfarm, nonresidential properties, loans secured by multifamily residential properties, construction loans, land development loans and commercial and industrial loans.

Our principal executive office is located at 4450 Excelsior Boulevard, Suite 100, St. Louis Park, Minnesota 55416, and our telephone number at that address is (952) 893-6868.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank or another depository institution.

Description of Securities We May Offer

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Third Amended and Restated Articles of Incorporation as amended from time to time (our “Articles of Incorporation”), our Second Amended and Restated Bylaws, as amended from time to time (our “Bylaws”), the Minnesota Business Corporation Act, as amended from time to time (the “MBCA”), and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Description of Capital Stock

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Articles of Incorporation, which are incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles of Incorporation, our Bylaws, the MBCA and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Articles of Incorporation, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

Our Articles of Incorporation authorize the issuance of up to 75,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of January 29, 2025, we had 27,555,349 shares of common stock issued and outstanding, held by approximately 53 shareholders of record and an estimated 4,575 additional beneficial holders of the Company’s common stock whose stock was held in street name by brokerages or fiduciaries. As of January 29, 2025, 27,600 shares of the Company’s preferred stock, $0.01 par value per share, designated as 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), were issued and outstanding. Our common stock is listed on the Nasdaq Capital Market under the symbol “BWB.” Our depositary shares, each representing a 1/100th interest in a share of our Series A Preferred Stock (the “Depositary Shares”), are listed on the Nasdaq Capital Market under the symbol “BWBBP.”

Common Stock

Governing Documents. Holders of shares of our common stock have the rights set forth in our Articles of Incorporation, our Bylaws and Minnesota law.

Dividends and Distributions. The holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under Minnesota law and any preferential rights of holders of our then outstanding preferred stock.

Ranking. Our common stock ranks junior to all other securities and indebtedness of the Company with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.

No Conversion Rights. Our common stock is not convertible into any other shares of our capital stock.

No Preemptive Rights. Holders of our common stock do not have any preemptive rights.

Voting Rights. The holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.

No Redemption. We have no obligation or right to redeem our common stock.

Stock Exchange Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “BWB.”

Fully Paid and Nonassessable. All outstanding shares of the Company common stock are fully paid and non-assessable.

Preferred Stock

Subject to limitations under applicable Minnesota law, our board of directors is authorized to issue, from time to time and without shareholder approval, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of each such series, including the dividend rights, conversion rights, voting rights, redemption rights (including sinking fund provisions), liquidation preferences and the number of shares constituting any series. As of January 29, 2025, 27,600 shares of our preferred stock were designated as Series A Preferred Stock, which leaves 9,972,400 shares of our authorized preferred stock as undesignated. The issuance of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of shares of our common stock.

We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

●	the number of shares being offered;
●	the title and liquidation preference per share;
●	the purchase price;
●	the dividend rate or method for determining that rate;
●	the dates on which dividends will be paid;
●	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
●	any applicable redemption or sinking fund provisions;

●	any applicable conversion provisions;
●	whether we have elected to offer depositary shares with respect to that series of preferred stock; and
●	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividends and Distributions. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Ranking. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Anti-Takeover Provisions

General. Applicable law and certain provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. We believe that these provisions are beneficial because they encourage negotiation with our board of directors, which could result in improved terms of any unsolicited proposal.

Articles of Incorporation; Bylaws.

●	Staggered Board. Our Articles of Incorporation provide for three classes of directors, each of which is to be elected on a staggered basis for a term of three years, which prevents a majority of our directors from being removed at a single annual meeting. Our Articles of Incorporation and Bylaws provide that the board of directors consists of a minimum of 5 directors and a maximum of 11 directors.
●	Written Consent of Shareholders Must be Unanimous. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, but only if the written action is signed by all of the shareholders entitled to vote on the action.
●	Special Meetings of Shareholders. Except as may be required by the MBCA or the terms of any class or series of preferred stock issued in the future, special meetings of our shareholders may be called only by (a) the Chief Executive Officer, (b) the Chairman of the Board, (c) the President, (d) any two or more directors, or (d) by the Chairman of the Board or the Chief Executive Officer of the Company upon written request of one or more shareholders of record holding at least 10% of the voting power of all shares entitled to vote (25% if the meeting is for the purpose of considering any action related to a business combination, including an action to change or otherwise affect the composition of our board of directors for such purpose) and complying with the notice procedures set forth in our Bylaws.
●	Requirements for Advance Notification of Shareholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to shareholder proposals and nominations of candidates for election as directors. These procedures provide that notice of such shareholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information required to be provided by our Bylaws.
●	Issuance of Blank Check Preferred Stock. The board of directors is authorized to issue, without further action by our shareholders, up to 10,000,000 shares of preferred stock with rights and preferences designated from time to time by the board of directors as described above under “Description of Capital Stock-Preferred Stock.” The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.
●	Removal of Directors. Our Articles of Incorporation and Bylaws provide that directors may only be removed for cause and only upon the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock of the Company entitled to vote in any annual election of directors.

Minnesota Law. We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the MBCA. These provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their shares at a premium over the market price.

In general, Section 302A.671 of the MBCA provides that a corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

In general, Section 302A.673 of the MBCA prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which means any shareholder that purchases 10% or more of our voting shares within four years following such interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder’s share acquisition date.

Section 302A.675 of the MBCA generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

Federal Banking Law. The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The Bank Holding Company Act of 1956, as amended, or BHCA, requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership.

Sole and Exclusive Forum

Our Bylaws provide that, unless we consent in writing to an alternative forum, the state or federal courts in Hennepin County, Minnesota shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MBCA, the Articles of Incorporation or the Bylaws of the Company, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. However, Section 27 of the Securities Exchange Act of 1934, as amended, or Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act of 1933, as amended, or Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, there is uncertainty as to whether a court would enforce such a provision, and our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our Bylaws. The exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. The enforceability of similar exclusive forum provisions in other companies’ charter documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the provision of our bylaws to be inapplicable or unenforceable.

Limitation on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation provide that our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, subject to limited exceptions. Our Articles of Incorporation and Bylaws provide that, subject to federal and state banking laws and regulations, we must indemnify each of our present and former directors and officers to the fullest extent permitted by the laws of the State of Minnesota and consistent with the provisions of the MBCA.

Description of Debt Securities

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	any provisions relating to the issuance of the debt securities of the series at an original issue discount;
●	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable, purchasable or repurchasable, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;
●	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);
●	whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;
●	whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
●	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;
●	any restrictions, conditions or requirements for transfer of the debt securities; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock or requiring the maintenance of any asset ratio or the creation or maintenance of any reserves, or restricting the incurrence of additional debt or the issuance of additional securities.

Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

●	we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term “wholly-owned subsidiary” means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of, or interest on, any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:

●	to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;

●	to add additional events of default for the protection of the holders of debt securities;
●	to add covenants for the protection of the holders of debt securities; and
●	to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
●	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

General. We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Certain Relationships in the Ordinary Course. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

●	the title and specific designation of the warrants;
●	the aggregate number of warrants offered;
●	the amount of warrants outstanding, if any;
●	the price or prices at which the warrants will be issued;
●	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
●	the exercise price or prices of the warrants;
●	the dates or periods during which the warrants are exercisable;
●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
●	any minimum or maximum amount of warrants that may be exercised at any one time;
●	the anti-dilution, redemption or call provisions of the warrants, if any;
●	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
●	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

Description of Depositary Shares

This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that our then authorized but yet undesignated shares of preferred stock are not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

●	all outstanding depositary shares relating to the deposit agreement have been redeemed; or
●	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

Description of Subscription Rights

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain copies.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

●	the record date for shareholders entitled to receive the subscription rights;
●	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;
●	the exercise price of the subscription rights;
●	whether the subscription rights are transferable;
●	the period during which the subscription rights may be exercised and when they will expire;
●	the steps required to exercise the subscription rights;
●	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and
●	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

Description of Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or other securities, or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

●	the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units; and
●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Plan of Distribution

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

General

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

●	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;
●	the public offering price of the securities and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;
●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe any such material relationship in the prospectus supplement, naming the underwriter and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Capital Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

At-the-Market Offerings

We may enter into a distribution agency agreement with one or more sales agents pursuant to which such sales agent(s) would use commercially reasonable efforts upon written instructions from us to sell on our behalf, as our agent, shares of common stock or preferred stock or depositary shares offered as agreed upon by us and the sales agent(s). We will designate the maximum amount of shares to be sold through the sales agent(s), on a daily basis or otherwise as we and the sales agent(s) agree. We may instruct the sales agent(s) not to sell shares if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering under any distribution agency agreement by notifying the sales agent(s). Likewise, the sales agent(s) may suspend the offering under the applicable distribution agency agreement by notifying us of such suspension. The offering pursuant to a distribution agency agreement will terminate upon the earlier of (i) the sale of all shares subject to the distribution agency agreement or (ii) the termination of the distribution agency agreement by us or by the sales agent.

We also may sell shares to a sales agent as principal for its own accounts at a price agreed upon at the time of sale. If we sell shares to any sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq, the existing trading market for our common stock and depositary shares, sales made directly on another exchange, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our shares, the amounts underwritten, and the nature of its obligations to take shares of our common or preferred stock or depositary shares will be described in the applicable prospectus supplement.

Legal Matters

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel, Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

Experts

The consolidated financial statements of Bridgewater Bancshares, Inc. and subsidiaries as of and for the year ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein from the Bridgewater Bancshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2023. Those financial statements were audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated by reference herein, and have been incorporated in this prospectus and registration statement in reliance on such report, and upon the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of Bridgewater Bancshares, Inc. and subsidiaries as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein from the Bridgewater Bancshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2023. Those financial statements were audited by CliftonLarsonAllen LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated by reference herein, and have been incorporated in this prospectus and registration statement in reliance on such report, and upon the authority of said firm as an expert in accounting and auditing.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at investors.bridgewaterbankmn.com. However, other than our available SEC filings incorporated by reference in this prospectus, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Bridgewater Bancshares, Inc., 4450 Excelsior Boulevard, Suite 100, St. Louis Park, Minnesota 55416, Attention: Secretary, telephone: (952) 893-6868.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of this registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024 (including the portions of our definitive proxy statement on Schedule 14A, filed with the SEC on March 11, 2024, incorporated by reference therein);
●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 2, 2024; for the period ended June 30, 2024, filed with the SEC on August 1, 2024; and for the period ended September 30, 2024, filed with the SEC on October 31, 2024;
●	our Current Report(s) on Form 8-K filed on January 29, 2024; April 24, 2024; April 26, 2024; July 24, 2024; September 6, 2024; and October 23, 2024 (in each case, excluding the information furnished under Item 2.02, Item 7.01 and Item 9.01 of Form 8-K); and
●	the description of our securities registered pursuant to Section 12 of the Securities Exchange Act included in our Registration Statement on Form 8-A, filed on March 5, 2018 (as amended by the description of our securities contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023), including any further amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus but not delivered with this prospectus. Requests should be directed to:

Bridgewater Bancshares, Inc.

Attention: Secretary

4450 Excelsior Boulevard, Suite 100

St. Louis Park, Minnesota 55416

Telephone number: (952) 893-6868

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

February 27, 2026